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                         Consent of Independent Auditors



We consent to the references to our firm under the captions "Condensed Financial Information" and "Independent Auditors" in the Prospectus and "Independent Accountant" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated January 26, 2001 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Mairs and Power Growth Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 54 under the Securities Act of 1933 (Registration No. 2-14290) and Amendment No. 54 under the Investment Company Act of 1940 (Registration No. 811-802).

                                             /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 23, 2001